UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 12, 2007
(Date of earliest event reported)
RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)
7628 Thorndike Road
Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)
(336) 664-1233
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement
     RF Micro Devices, Inc. (“RFMD”) has entered into an Agreement and Plan of Merger and Reorganization, dated as of August 12, 2007, by and among RFMD, Iceman Acquisition Sub, Inc., a wholly-owned subsidiary of RFMD (“Merger Sub”), and Sirenza Microdevices, Inc. (“Sirenza”) (the “Merger Agreement”). On the terms and subject to the conditions set forth in the Merger Agreement, the parties have agreed that RFMD will acquire Sirenza through the merger of Merger Sub with and into Sirenza (the “First Merger”), following which Sirenza, as the surviving corporation and a wholly-owned subsidiary of RFMD, will merge with and into RFMD (such merger together with the First Merger, the “Mergers”). Under the terms of the Merger Agreement, each outstanding share of Sirenza common stock, par value $0.001 per share, will be converted in the First Merger into a combination of 1.7848 shares of RFMD common stock, no par value per share, and $5.56 in cash, subject to adjustment for stock splits, stock dividends and similar events. Outstanding options to purchase Sirenza common stock will be assumed by RFMD in the First Merger and converted into options to purchase RFMD common stock, based on a formula as set forth in the Merger Agreement. The Mergers are intended to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Pursuant to the Merger Agreement, RFMD has agreed to use its reasonable best efforts to cause John Ocampo, currently a non-independent director of Sirenza, and a current Sirenza independent director of RFMD’s choice, to be elected or appointed to the board of directors of RFMD as of or promptly following the consummation of the Mergers.
     As an inducement for RFMD to enter into the Merger Agreement, the directors and certain executive officers of Sirenza, who collectively control an aggregate of approximately 22.3% of Sirenza’s outstanding common stock (the “Sirenza Subject Stock”), entered into voting agreements with and in favor of RFMD dated as of August 12, 2007 (the “Sirenza Voting Agreements”). Pursuant to the Sirenza Voting Agreements, each such stockholder agreed, among other things, to vote all of such stockholder’s Sirenza Subject Stock (i) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, and (ii) against certain specified matters, including certain corporate transactions inconsistent with the consummation of the Mergers and any action or agreement that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the transactions contemplated by the Merger Agreement. The Sirenza Voting Agreements terminate upon any termination of the Merger Agreement in accordance with its terms.
     The Mergers are currently expected to be consummated during RFMD’s third fiscal quarter ending December 29, 2007. The Merger Agreement contains customary representations and warranties and pre-closing covenants, and the consummation of the Mergers is subject to the satisfaction or waiver (to the extent permitted) of the conditions to closing set forth in the Merger Agreement, including adoption of the Merger Agreement by Sirenza’s stockholders, approval of the issuance of RFMD common stock in the First Merger by RFMD’s shareholders, clearance under applicable antitrust laws, execution of certain ancillary agreements, and the absence of a material adverse effect on either RFMD or Sirenza. Under certain circumstances set forth in the Merger Agreement, either Sirenza or RFMD may be obligated to pay a nonrefundable cash fee of $27 million to the other party upon a termination of the Merger Agreement prior to the consummation of the Mergers.
     The foregoing summary of certain terms of the Merger Agreement and the Sirenza Voting Agreements does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement and the form of Sirenza Voting Agreement, copies of which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The summary of the terms of the Merger Agreement, as well as the text of the Merger Agreement included in this Form 8-K, are intended to provide you with information regarding the material terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about RFMD or Sirenza contained in their respective reports or statements filed with the SEC or other public information. In particular, the foregoing summary and the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to RFMD or Sirenza. The representations and warranties set forth in the Merger Agreement have been negotiated with the principal purposes of establishing the circumstances in which a party may have the right not to consummate the transactions contemplated by the Merger Agreement (based on the closing conditions in the Merger Agreement that relate to the accuracy of such representations and warranties), rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to disclosures to the stockholders of Sirenza or the shareholders of RFMD.
Item 8.01.     Other Events
     As an inducement for Sirenza to enter into the Merger Agreement, the directors and certain executive officers of RFMD who collectively control an aggregate of approximately 0.8% of RFMD’s outstanding common stock (the “RFMD Subject Stock”) entered into voting agreements with and in favor of Sirenza dated as of August 12, 2007 (the “RFMD Voting Agreements”). Pursuant to the RFMD Voting Agreements, each such shareholder agreed, among other things, to vote in favor of the issuance of RFMD common stock in the First Merger. The RFMD Voting Agreements terminate upon any termination of the Merger Agreement in accordance with its terms.
     The foregoing summary of certain terms of the RFMD Voting Agreements does not purport to be complete, and is qualified in its entirety by reference to the form of RFMD Voting Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information and Where to Find It
     RFMD intends to file a registration statement on Form S-4 containing a joint proxy statement/prospectus and related documents in connection with this transaction. Investors are urged to read these documents when they become available because they will contain important information concerning the transaction. Investors may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s website at www.sec.gov. In addition, RFMD and Sirenza security holders may obtain free copies of documents filed by either company with the SEC by contacting (i) Douglas DeLieto, RFMD Vice President of Investor Relations, at 336-931-7968, or (ii) Jodi Bochert, Sirenza Investor Relations, at 303-327-3193.
     RFMD, Sirenza and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of RFMD and the stockholders of Sirenza in connection with the transaction. Information regarding the special interests of these directors and executive officers in the transaction will be included in the joint proxy statement/prospectus described above. Additional information regarding the directors and executive officers of RFMD is also included in RFMD’s proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on June 28, 2007. Additional information regarding the directors and executive officers of Sirenza is also included in Sirenza’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2007. These documents are available free of charge at the SEC’s website at www.sec.gov and from the Investor Relations Departments of RFMD and Sirenza by contacting the individuals identified above.
Forward Looking Statements
     This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements relating to the timing of the merger and satisfaction of conditions to the merger, whether any anticipated benefits of the merger will be realized, future benefits to stockholders and future economic and industry conditions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent the current judgment and expectations of the respective companies, but the actual results, events and performance of RFMD and Sirenza, respectively, and of the combined company following the Mergers are subject to risks and uncertainties and could differ materially from those expressed or implied by forward-looking statements. Neither RFMD nor Sirenza intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws.
     The potential risks and uncertainties include, but are not limited to: potential difficulties that may be encountered in integrating the merged businesses; potential uncertainties regarding market acceptance of the combined company; uncertainties as to the timing of the merger, approval of the transaction by the stockholders of the companies and the satisfaction of other closing conditions to the transaction, including the receipt of regulatory approvals; competitive responses to the merger; an economic downturn; variability in quarterly operating results; the rate of growth and development of wireless markets; risks associated with the operation of RFMD’s wafer fabrication facilities, molecular beam epitaxy facility, assembly facility and test and tape and reel facilities; its ability to attract and retain skilled personnel and develop leaders; variability in production yields; its ability to reduce costs and improve gross margins by implementing innovative technologies; its ability to bring new products to market; its ability to adjust production capacity in a timely fashion in response to changes in demand for its products; dependence on a limited number of customers; and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RFMD’s and Sirenza’s most recent Annual Reports on Form 10-K filed with the SEC, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.
Item 9.01.     Financial Statements and Exhibits
(d)     Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger and Reorganization, dated as of August 12, 2007, by and among RF Micro Devices, Inc., a North Carolina corporation, Iceman Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of RF Micro Devices, Inc., and Sirenza Microdevices, Inc., a Delaware corporation.

10.1	Form of Voting Agreement, dated as of August 12, 2007, by and between RF Micro Devices, Inc. and certain stockholders of Sirenza Microdevices, Inc.

10.2	Form of Voting Agreement, dated as of August 12, 2007, by and between Sirenza Microdevices, Inc. and certain shareholders of RF Micro Devices, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

	By:	/s/ William A. Priddy, Jr.

William A. Priddy, Jr. Chief Financial Officer and Corporate Vice President of Administration

Date: August 16, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger and Reorganization, dated as of August 12, 2007, by and among RF Micro Devices, Inc., a North Carolina corporation, Iceman Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of RF Micro Devices, Inc., and Sirenza Microdevices, Inc., a Delaware corporation.

10.1	Form of Voting Agreement, dated as of August 12, 2007, by and between RF Micro Devices, Inc. and certain stockholders of Sirenza Microdevices, Inc.

10.2	Form of Voting Agreement, dated as of August 12, 2007, by and between Sirenza Microdevices, Inc. and certain shareholders of RF Micro Devices, Inc.